SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

On June 15, 2000, Ramtron International Corporation (Nasdaq: RMTR) along with its subsidiary, Enhanced Memory Systems, Inc., announced that Ramtron consummated, by way of a merger, the acquisition of Denver-based Mushkin Inc., a leading e-commerce distributor of high-performance computer components. The merger, which was announced on May 11, 2000, has resulted in Mushkin becoming a wholly owned subsidiary of Ramtron. Ramtron issued approximately 952,000 shares of stock to Mushkin shareholders in the merger. In addition, this acquisition allows Enhanced Memory Systems to establish a strategic distribution channel for high-performance memories and provide the benefits of a direct sales solution to the company's end-users, resellers and OEM
customers.   A copy of the Company's press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements:

          The required financial statements of Mushkin Inc. will be provided by an amendment to the initial report on Form 8-K, filed June 15 2000, as soon as practical, which is expected to be within 60 days.

     (b)  Pro-Form Financial Information:

          The required financial statements of Mushkin Inc. will be provided by an amendment to the initial report on Form 8-K, filed June 15, 2000, as soon as practical, which is expected to be within 60 days.

     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

               99.1           Press Release dated June 15, 2000.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Acting CFO
Dated June 22, 2000

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